
                                                                                                                                   -
Southern States Cooperative
Ratios of earnings to fixed charges
                                                                               Year ended June 30,
                                                                         1998           1997             1996            1995
                                                                         ----           ----             ----            ----

Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and trust preferred dividends          13,632,424       33,539,852       34,645,994      23,172,418
Interest expense, net of capitalized interest                        16,859,373       15,565,523       15,236,987      14,797,975
Portion of rents representative of interest factor                    2,900,188        2,703,206        2,423,809       2,393,876
Amortization of capitalized interest (a)                                 62,249           15,143           10,832           6,051
Distributions on trust preferred securities                                   0                0                0               0

                                                                 ===============  ===============  =============== ===============
  Total Earnings                                                     33,454,234       51,823,724       52,317,622      40,370,320
                                                                 ===============  ===============  =============== ===============

Fixed Charges:
Interest expense (before deducting capitalized interest)             17,310,851       15,730,029       15,352,563      14,876,278
Portion of rents representative of interest factor                    2,900,188        2,703,206        2,423,809       2,393,876
Distributions on trust preferred capital securities                           0                0                0               0

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                         316,063          316,061          316,061         316,063
                                                                ===============  ===============  =============== ===============
  Total Fixed Charges                                                20,527,102       18,749,297       18,092,434      17,586,217
                                                                ===============  ===============  =============== ===============
Ration of Earnings to Fixed Charges                                        1.63             2.76             2.89            2.30
                                                                ===============  ===============  =============== ===============




Insufficient to cover fixed charges by







Southern States Cooperative
Ratios of earnings to fixed charges                                                    Six Months Ended
                                                                                         December 31,
                                                                 1994               1998            1997
                                                                 ----               ----            ----

Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and trust preferred dividends    11,730,434        (19,255,264)     (9,747,986)
Interest expense, net of capitalized interest                  12,257,694         13,356,897       8,523,700
Portion of rents representative of interest factor              2,208,645          1,624,516       1,450,094
Amortization of capitalized interest (a)                            6,764             31,125           7,572
Distributions on trust preferred securities                             0
                                                                                          -                -
                                                            ==============    =============== ================
  Total Earnings                                               26,203,537         (4,242,726)        233,379
                                                            ==============    =============== ================

Fixed Charges:
Interest expense (before deducting capitalized interest)       12,337,035         13,366,435        8,540,205
Portion of rents representative of interest factor              2,208,645          1,624,516        1,450,094
Distributions on trust preferred capital securities                     0              -                -

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                   336,154            158,032          158,032
                                                            =============    =============== ================
  Total Fixed Charges                                          14,881,834         15,148,983       10,148,330
                                                            =============    =============== ================
Ration of Earnings to Fixed Charges                                  1.76              -0.28             0.02
                                                            =============    =============== ================




Insufficient to cover fixed charges by                                            19,391,709        9,914,951





                                                                           Pro Forma
                                                               -----------------------------------
Southern States Cooperative                                                              Six
Ratios of earnings to fixed charges                               Year              Months Ended
                                                                   Ended             December 31,
                                                              June 30, 1998              1998
                                                              -------------              ----

Earnings:

Income (loss) before income taxes, extraordinary charge,
  cumulative effect of accounting changes and
  and discontinued operations and trust preferred dividends    (4,402,000)          (29,139,000)
Interest expense, net of capitalized interest                  26,876,000            17,487,000
Portion of rents representative of interest factor              6,900,148             2,880,833
Amortization of capitalized interest (a)                           62,249                31,125
Distributions on trust preferred securities
                                                                6,993,000             3,496,500
                                                              =============     ===============
  Total Earnings                                               36,429,397            (5,243,542)
                                                              =============     ===============

Fixed Charges:
Interest expense (before deducting capitalized interest)       27,327,478            17,496,538
Portion of rents representative of interest factor              6,900,148             2,880,833
Distributions on trust preferred capital securities             6,993,000             3,496,500

Preferred stock dividend requirements of majority-owned
     subsidiaries grossed up for pre-tax effect                   316,063               158,032
                                                            ================    ===============
  Total Fixed Charges                                          41,536,689            24,031,903
                                                            ================    ===============
Ration of Earnings to Fixed Charges                                  0.88                 -0.22
                                                            ================    ===============




Insufficient to cover fixed charges by                          5,107,292            29,275,445

